NSAR ITEM 77C


Van Kampen American Capital Utility Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Utility Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     7,210,355               Against     103,949


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     4,704,786               Against     165,175


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     7,286,740               Against     59,726




                                 NSAR ITEM 77C


Van Kampen American Capital Balanced Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Balanced Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     739,720               Against     5,043


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     474,337               Against     9,087


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     771,675               Against     3,069




                                NSAR ITEM 77C


Van Kampen American Capital Value Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Value Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     20,000               Against     0


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     20,000               Against     0


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     20,000               Against     0




                                 NSAR ITEM 77C


Van Kampen American Capital Great American Companies Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Great American Companies Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     20,000               Against     0


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     20,000               Against     0


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     20,000               Against     0




                                 NSAR ITEM 77C


Van Kampen American Capital Growth Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Growth Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     20,000               Against     0


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     20,000               Against     0


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     20,000               Against     0


                                 NSAR ITEM 77C


Van Kampen American Capital Prospector Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Prospector Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     20,000               Against     0


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     20,000               Against     0


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     20,000               Against     0



                                 NSAR ITEM 77C


Van Kampen American Capital Aggressive Growth Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Aggressive Growth Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     7,102,283               Against     90,468


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     4,463,540               Against     112,682


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     7,154,754               Against     43,344